                                                                    EXHIBIT 10.2

                              OFFICE BUILDING LEASE

         WITNESSETH, that for and in consideration of mutual covenants, Landlord and Tenant hereby agree as follows:

         SECTION A - Basic Lease Definitions.

         Date of Lease:    January 31, 2001

         Landlord:                               On-Site Manager:
         Belletower Partners, L.L.C.             CRES Management Company
                                                 4510 Belleview
                                                 Kansas City, Missouri  64111

         Tenant:  Pioneer Financial Services, Inc.
                  4700 Belleview, Suite 300
                  Kansas City, Missouri  64111

     Building: The multiple story building at 4700 Belleview,
Kansas City, Missouri 64112, which contains a total of approximately 81,917 net rentable feet.

     Building Land: The land described on Exhibit "A" attached hereto and incorporated herein by this reference.

     Total Building Facilities: The Building Land and the Building, and other improvements now existing or hereafter constructed on the Building Land.

     Premises: The premises located on the second and third level of the building which is outlined in red on Exhibit "B" and which contains a total of
25,840 net rental square feet of space and which shall be commonly known as
Suites 203 and 300 (Suite 203 consists of 720 net rentable square feet and Suite
300 consists of 25,120 net rentable square feet).

     Lease Term: Subject to paragraph 26, the term of this Lease shall commence on April 1, 2001 and end on March 31, 2009.

     Rent Commencement Date: Subject to paragraph 26, April 1, 2001.

     Estimated Completion Date: N/A

     Net Rentable Square Footage: For purposes of calculating the net rentable area of the Building, the rentable area of the floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor, plus a common load factor of eleven percent (11%) shall be included to help account for Tenant's pro rata share (load factor) of those common areas within the Building.

     Base Rent: Tenant shall pay to Landlord as Base Rent for the Premises the following sums over the Lease Term:

               April 1, 2001 - April 30, 2001: $57,526.75 monthly
               May 1, 2001 - March 31, 2009:  $42,526.75 monthly

     Tenant's Percentage of Excess Total Expenses: 31.10% (which percentage is calculated by dividing the net rentable square footage of the Premises by the net rentable square footage of the Building).

     Base Expenses: 2001 calendar base year expenses. Tenant shall be responsible for its full pro rata share of any and all increases in utilities, real estate taxes and insurance associated with the Building. No deduction or exclusion shall be made by reason of interior partitions or other interior construction or equipment.

     Permitted Uses: General business offices including financial services and ancillary uses

     Security Deposit: Not applicable

     Estimated Completion Date: N/A

     State: Missouri

     Metropolitan Area: Kansas City

     Total Expenses and Tenant's Expense Charge: As those terms are defined in
Section 4 of the Lease.

     Each reference in this Lease to any of the foregoing Basic Lease
Definitions shall be deemed to incorporate all of the terms provided under each such Basic Lease Definition.

     SECTION B - Enumeration of Exhibits

     The exhibits enumerated in this Section and attached to this Lease are hereby incorporated in this Lease by this reference, and each party agrees to perform all obligations binding upon it under such Exhibits.

                  Exhibit "A"       Legal Description of Building Land.
                  Exhibit "B"       Plan delineating the Premises.

     1. Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord.

     2. Construction of Improvements. Landlord and Tenant agree that Tenant will accept the Premises in its current "as is" condition upon commencement of the
Lease Term, subject to legal compliance of the Premises as of the commencement date.

     3. Rent. Tenant shall, commencing with the Rent Commencement Date and thereafter during the Lease Term, pay Landlord the Base Rent specified in
Section A - Basic Lease Definitions, without demand or any right of set-off or deduction whatsoever. The Base Rent shall be paid in equal monthly installments on the first day of each calendar month in

advance at the address of Landlord set forth in Section A - Basic Lease
Definitions, or at such other place as Landlord may from time to time designate.
Base Rent shall be prorated for any fractional calendar month. In addition to the Base Rent herein provided, Tenant shall pay as additional rent for all charges required to be paid by Tenant under this Lease, whether or not designated as "additional rent."

     4. Total Expense Escalation; Additional Rent.

          (A) The term "Total Expenses" shall mean the sum of (i) the "Operating
     Expenses" (as defined in paragraph (C) of this Section ) plus (ii) the
     "Taxes" (as defined in paragraph (D) of this Section).

          (B) For each calendar year falling wholly or partially within the term of this Lease after the Rent Commencement Date in which the Total Expenses shall exceed the 2001 calendar Base Year Expenses, "Base Expenses," Tenant shall pay a portion of such excess amount ("Excess Total Expenses")
     determined by multiplying the Excess Total Expenses for such calendar year by Tenant's percentage of Excess Total Expenses (such amount to be paid by
     Tenant being herein called "Tenant's Expense Charge"). Tenant's Expense
     Charge for each calendar year shall be reasonably estimated by Landlord from time to time, and Tenant shall pay the amount so estimated to Landlord in monthly installments on the first day of each calendar month in advance.
     Within a reasonable period of time following the end of each calendar year during the term of this Lease after the Rent Commencement Date in which there shall be Excess Total Expenses, Landlord shall furnish Tenant with a statement in reasonable detail of the Total Expenses for such calendar year and, within thirty (30) days after its receipt, Tenant shall pay Landlord, any further amount of Tenant's Expense Charge shown to be due by the statement. If such statement shall disclose that Tenant shall have overpaid
     Tenant's Expense Charge for such calendar year, such overpayment shall be applied against the next ensuing payment(s) of Tenant's Expense Charge or upon the expiration of the Lease Term refunded to Tenant if Tenant has discharged all of its obligations under the Lease. Landlord shall maintain the books and records with respect to the Total Expenses in accordance with sound real estate accounting principles and management practices. Tenant shall have the right to review, audit and copy the books and records, at
     Tenant's expense, and Landlord agrees to make them available to Tenant at reasonable times and locations, to determine the accuracy of Landlord's
     Total Expense calculation.

          (C) The term "Operating Expenses" shall include the total costs and expenses incurred by Landlord in operating and maintaining the Building and
     Building Land including, without limitation, the cost and expense of the following: snow removal, gardening, landscaping, planting, replanting, and replacing flowers and shrubbery; cleaning, striping, and resurfacing of parking areas; public liability, property damage, and fire insurance with such extended coverage, loss of rental and other endorsements as Landlord may, from time to time, deem necessary, plus "all risk" or "DOC" insurance;
     repairs and maintenance, painting and decorating of common areas;
     electricity (exclusive of electrical service furnished to rentable space in excess of that normally provided by Landlord and for which Landlord receives payment specifically therefor from the occupant of such space), water, gas and other utilities (including, without limitation, all capital expenditures intended to reduce the cost of utilities); maintenance and replacement of fixtures and bulbs; elevators and service contracts thereon;
     parking operation

     systems, and regulating automobile and pedestrian traffic; sanitary control; extermination, removal of rubbish, garbage and other refuse;
     security systems and policing of the Building and Building Land; sewer charges; machinery and equipment used in the operation and maintenance of the common areas (including the costs of inspection and depreciation thereof but not the capital cost thereof); replacement of paving, curbs and walkways and drainage facilities; maintenance and repair of covered pedestrian walkways and draining facilities; maintenance and repair of covered pedestrian walkways, if any, connecting the Building with other buildings; music program service and loud speaker systems; heating, ventilating and air conditioning the Building; cleaning and janitorial services; maintenance of decorations, lavatories and elevators; maintenance and repair of all doors and glass in common areas and Building roof and exterior walls and glass; landscaping and fire sprinkler systems; cost of personnel (including security personnel) directly involved in implementing all of the aforementioned (including fringe benefits and workmen's compensation insurance covering personnel); plus an amount equal to 4% of gross revenues of the Building, Notwithstanding anything contained herein to the contrary, "Operating Expenses" shall not include:

               A. Leasing commissions, costs, disbursements and other expenses incurred for leasing, renovating or improving space for Tenant and other tenants;

               B. Landlord's costs of electricity or other services sold to tenants for which Landlord is to be reimbursed as a charge over the rent and other charges payable under the lease with that tenant;

               C. Except as specifically permitted herein, costs incurred by
          Landlord for alterations that are considered capital improvements and replacements under generally accepted accounting principles consistently applied;

               D. Costs incurred because the Landlord or another tenant violated the terms of any lease;

               E. Overhead and profit paid to subsidiaries or affiliates of
          Landlord for management or other services on or to the Property or for supplies or other materials, to the extent that the costs of the services, supplies or materials exceed the competitive costs of the service, supplies or materials were they not provided by a subsidiary or affiliate;

               F. Interest on debt or amortization payments on mortgages or deeds or trust of other debt for borrowed money;

               G. Compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord;

               H. Items and services for which Tenant reimburses Landlord or pays third parties or that Landlord provides selectively to one or more tenants of the Building other than Tenant without reimbursement.

               I. Advertising and promotional expenditures;

               J. Repairs or other work needed because of fire, windstorm, or other casualty or cause required to be insured against by Landlord;

               K. Nonrecurring costs incurred to remedy structural defects in original construction materials or installations;

               L. Any costs, fines or penalties incurred because Landlord violated any governmental rule or authority;

               M. Costs incurred to test, survey, clean up, contain, abate, remove or otherwise remedy hazardous wastes or asbestos-containing materials from the Building unless the wastes or asbestos-containing materials were in or on the Building because of Tenant's negligence or intentional acts; and

               N. Other expenses that under generally accepted accounting principles consistently applied would not be considered normal maintenance, repair, management or operation expenses,

          Landlord shall use reasonable efforts to keep Operating Expenses at reasonable amounts, while maintaining a first-class office building.

          If occupancy during the base year is less than ninety-five percent
     (95%) of the leasable area of the Building, Operating Expenses for the base year and subsequent years will be grossed up to that amount of Operating
     Expenses that, using reasonable projections, would normally be expected to be incurred during such base year and subsequent years if the Building was ninety-five percent (95%) occupied during the base year and subsequent years, as determined under generally accepted accounting principles consistently applied. Landlord will provide in the Statement a reasonably detailed description of how the Operating Expenses were grossed up. Only those component expenses that are affected by variations in occupancy levels will be grossed up.

          (D)

               (1) The term "Taxes" as used in this Section shall mean for each calendar year falling wholly or partially within any Lease Year, all real estate taxes, assessments, water and sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary, as well as ordinary, foreseeable and unforeseeable (including, without limitation, assessments for public improvements or benefits and interest on unpaid installments thereof), and each and every installment thereof which shall or may during any
          Lease year be levied, assessed, imposed, become due and payable, or liens upon or arising in connection with the use, occupancy or possession of or grow due or, be payable out of, or for, the Building and Building Land or any part thereof (including leasehold improvements, betterments and other permanent improvements). A tax bill or copy thereof submitted by Landlord or Tenant shall be conclusive evidence of the amount of Taxes or installment thereof. "

               (2) Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, corporation income or profit tax or capital levy that is or may be imposed upon Landlord; provided, however, that if, at any time during the term of this Lease, the method of taxation prevailing at the execution of this Lease shall be altered so that in lieu of or as a substitute of the whole or any part of the taxes now levied, assessed or imposed on real estate as such, there shall be levied, assessed or imposed (i) a tax on the rents received from real estate, or (ii) a license fee measured by the rent receivable by Landlord or for the Building and Building Land or any
          portion thereof or (iii) a tax or license fee imposed on Landlord which is otherwise measured by or based, in whole or in part, upon the
          Building and Building Land or any portion thereof or (iv) any other tax or levy imposed in lieu of or as a supplement to Taxes which are in existence as of the date of execution of this Lease, then the same shall be included in the computation of Taxes hereunder, computed as if the amount of such tax or fee so payable were that due if the
          Building and Building Land were the only property of Landlord subject thereto.

               (E) For any partial calendar years which fall within the first and last Lease Years, (i) Tenant's Expense Charge shall be prorated and (ii) the Base Expenses shall, for the purpose of applying the provisions of paragraph (B) of this Section, be reduced to an amount computed by multiplying the Base Expenses by a fraction, the numerator of which is the number of days in such calendar year falling within the first and last Lease Year, as the case may be, and the denominator of which is 360 days.

     5. Late Charge. If Tenant shall fail to pay any rent or other monetary obligation payable under this Lease within 10 days after notice that the same is due and payable, Tenant shall pay Landlord interest on the past due amount at a rate of interest equal to the lesser of (i) the highest lawful rate of interest per annum that may be charged to Tenant under the laws of the State of Missouri, or (ii) prime rate plus three percent (3%) per annum, from the due date to the date of payment. Once a year, Landlord agrees to waive a late fee if any overdue rent payment is paid within rive (5) days after written notice from Landlord.

     6. Security Deposit. Intentionally deleted.

     7. Use. Tenant shall use the Premises solely for the Permitted Uses set forth in Section A - Basic Lease Definitions, and for no other use or purpose whatsoever. Tenant shall also have non-exclusive use in conjunction with all other tenants of Building common areas including the exercise facility located on the B-1 Lower Level at no cost to Tenant, and the parking facilities to be owned and constructed by Landlord at 4707 Belleview Street.

     8. Assignment and Subletting.

          (A) Tenant shall not, voluntarily, involuntarily or by operation of law including bankruptcy law, assign or encumber this Lease, in whole or in part, nor shall Tenant sublet all or any part of the Premises without the prior consent of Landlord in each instance which shall not be unreasonably withheld, conditioned or delayed. Tenant may, without Landlord's consent, sublease or grant use of the Premises or assign this Lease to (i) any entity that controls, is controlled by or is under common control with
     Tenant; (ii) any entity or group of principals resulting from the merger or consolidation with Tenant or to any entity that acquires substantially all
     Tenant's assets as a going concern of the business being conducted on the
     Premises, In addition, Tenant may assign this Lease and/or encumber the leasehold estate created by this Lease to any secured creditors of Tenant.

          (B) If Landlord conveys or transfers its interest in the Building and
     Building Land, upon such conveyance or transfer, Landlord (and in the case of any subsequent conveyances or transfer, the then grantor or transferor)
     shall be entirely released from all liability with respect to the performance of any obligations on the part of Landlord to be performed hereunder from and after the date of such conveyance or transfer.

     9. Subordination; Attornment. Upon the written request of the holder of any mortgage deed of trust or similar evidence of security (hereinafter "Mortgagee")
now or hereafter encumbering the Building and Building Land, or any part thereof, Tenant shall subordinate its rights under this Lease to the lien of such mortgage. Notwithstanding the foregoing, if the Mortgagee elects to have this Lease superior to its mortgage, then upon Mortgagee's request, Tenant shall execute, acknowledge and deliver an instrument, in the form used by said
Mortgagee, effecting such priority. In the event proceedings are brought for the foreclosure of, or the exercise of a power or sale under, any such mortgage, or in the event of a conveyance of the Building, Tenant shall attorn to the purchaser and recognize such purchaser as Landlord under this Lease. Tenant, upon Landlord's request, shall execute, acknowledge and deliver such instruments as are required to effect the intent of this paragraph. Notwithstanding the aforesaid, Tenant's obligation to subordinate to any Mortgagee shall apply only if such Mortgagee agrees to provide standard and customary non-disturbance agreements in favor or Tenant. Landlord will use its best efforts to obtain from the Mortgagee a non-disturbance agreement in favor of Tenant.

     10. Estoppel Certificate. Tenant shall at any time and from time to time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease in unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect) and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to
Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

     11. Services to be Performed by Landlord. Landlord shall furnish the following services to Tenant.

          (A) Air conditioning, ventilation and heating as required (in
     Landlord's reasonable judgement) for comfortable use and occupancy under normal office conditions, from 7:00 AM to 6:00 PM, Monday through Friday, and from 8:00 AM to 2:00 PM on Saturdays, but not on Sundays or legal holidays. Tenant shall have the right to the comfortable use of air conditioning, ventilation and heating services in the Premises during any hours excluded above with four (4) hours prior notice to Landlord. Tenant agrees to pay Landlord $50.00 per hour for such services, Landlord agrees to bill Tenant for such services on a monthly basis. In addition, Landlord acknowledges that Tenant may in the future determine that its business will require extended hours on a regular basis, including, if necessary, 24 hour per day, 7 day per week operations on site. In any such event, Landlord agrees to cooperate with Tenant and will approve, which approval shall not be unreasonably withheld, conditioned or delayed, dedicated HVAC units, submeters or separately metered utilities and services to all or a portion of the

     Premises in a manner which equitably allocates to Tenant such additional costs and expenses provided any additional facilities, HVAC equipment or other improvements will be provided, maintained and operated at Tenant's cost and expense.

          (B) Water for drinking, lavatory and toilet purposes (but this shall not be construed as requiring Landlord to install plumbing facilities in the Premises).

          (C) Janitor service for the Premises which shall include only the dusting of ceiling light fixtures and air grills, the washing of windows, the sweeping and cleaning of floors (exclusive of rug shampooing and spot removal) and the disposal of non-biohazard waste.

          (D) Electrical energy for the Premises; PROVIDED, HOWEVER, in the event the electrical energy estimated by Landlord's engineer, from time to time during the terms of this Lease, to be used in the Premises, shall exceed five (5) watts per square foot, Tenant shall pay Landlord the increase in cost incurred by Landlord, as determined by Landlord's engineer, in furnishing to Tenant such excess electrical energy, such amount to be paid monthly as additional rent, together with Tenant's monthly installment of Base Rent.

          (E) Self-operated passenger elevator service.

          No interruption or malfunction of any of such services shall constitute an eviction of Tenant or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages or entitle
     Tenant to be relieved from any of its obligations hereunder (including its obligation to pay Base Rent, additional rent and other charges) or create in Tenant any right of set-off or recoupment. In the event of any such interruption, Landlord shall use reasonable diligence to restore such service. Notwithstanding the aforesaid, if the Premises is rendered wholly or partially untenantable for Tenant's business by reason of the complete failure of any essential service for a period of ten (10) days, Tenant shall have the option of having the Base Rent and any Additional Rent equitably abate. If the Premises is rendered wholly untenantable for
     Tenant's business by reason of the complete failure of any essential service for a period of thirty (30) days, Tenant shall have the further option to terminate this Lease.

     12. Repair and Maintenance.

          (A) Tenant shall take good care of the Premises, and the fixtures and equipment therein, and shall comply with all federal, state, municipal and other laws, ordinances, rules and regulations applicable to the Premises and the business conducted therein, and with any rules adopted from time to time by Landlord or recommended by Landlord's insurance carriers.
     Notwithstanding the aforesaid, to the best of Landlord's knowledge,
     Landlord represents that the Premises, Building and Building Land shall be in compliance with all applicable laws and regulations as of the commencement date.

          (B) Subject to the provisions of Section 15 and 16, Landlord shall make or cause to be made all necessary repairs to the Building and to the
     Premises, except where the repair is made necessary or aggravated by misuse or neglect by Tenant, its agents, servants, contractors, subtenants or invitees, in which event Tenant shall make such repair with due diligence and at its sole cost, Landlord shall not be deemed to have breached its obligation to make the repairs required to be made by Landlord hereunder unless Landlord fails to make the

     same within a reasonable period (taking into consideration the type of repair involved) after receiving notice from Tenant of the need therefor.
     Landlord does agree to maintain the Building in a manner consistent with similar office buildings in the Plaza area of Kansas City, and Landlord agrees to comply with all laws, etc, applicable to the Building and
     Building Land.

     13. Indemnity; Insurance; Mechanics Liens.

          (A) Tenant shall indemnify and hold Landlord harmless from and against any and all actions, claims, demands, costs (including reasonable attorney's fees), damages or expenses of any kind which may be asserted against or incurred by Landlord as the result of any occurrence in or about the Premises, the Building, or the Building Land, or by reason of Tenant's use or occupancy of the Promises, or by reason of the failure of Tenant to perform any of its obligations under this Lease, including Tenant's agents, employees, invitees, contractors, successors or permitted assigns. Tenant agrees to maintain during the term, comprehensive general public liability insurance under which Landlord and Tenant are named as insureds, with minimum policy limits of $2,000,000.00 bodily injury, and $500,000.00 property damage, and containing a contractual endorsement covering Tenant's indemnity obligations under this paragraph. A current certificate of such insurance shall be deposited with Landlord at all times which shall provide that such insurance may not be altered, terminated, non-renewed or permitted to lapse without at least ten (10) days prior written notice to
     Landlord.

          (B) Landlord shall indemnify and hold Tenant harmless from and against any and all actions, claims, demands, costs (including reasonable attorneys' fees), damages or expenses of any kind which may be asserted against or incurred by Tenant as a result of any occurrence in or about the
     Premises, the Building, or the Building Land, or by reason of Landlord's use or maintenance of the Building or the Building Land, or by reason of the failure of Landlord to perform any of its obligations under this Lease, including Landlord's agents, employees, invitees, contractors, successors or permitted assigns. Landlord agrees to maintain during the term, comprehensive general public liability insurance with minimum policy limits of $2,000,000,00 bodily injury and $500,000.00 property damage. Landlord further agrees to maintain fire and extended coverage insurance on the
     Premises and Building in an amount equal to the replacement cost thereof.

          (C) Anything in the Lease to the contrary notwithstanding, it is agreed that each party (the Releasing Party") hereby releases the other
     (the "Released Party") from any liability which the Released Party would, but for this paragraph (C), have had to the Releasing Party during the term of this Lease, resulting from the occurrence of any accident, or occurrence or casualty which is covered by casualty or property damage insurance being carried by the Releasing Party at the time of such occurrence, which accident, occurrence, or casualty may have resulted in whole or in part from any act or neglect of the Released Party, its officers, agents or employees; PROVIDED, HOWEVER, the releases hereinabove set forth shall become inoperative, null and void if the Releasing Party wishes to place the appropriate insurance with an insurance company which (i) takes the position that the existence of such release vitiates or would adversely affect any policy so insuring the Releasing Party in substantial manner and notice thereof is given to the Released Patty, or (ii) requires the payment of an unreasonably higher premium by reason of the existence of such release, unless in the latter case the Released

                                        9

     Party within ten (10) days after notice thereof from the Releasing Party pays such unreasonable increase in premium.

          (D) Tenant shall not suffer any mechanics or materialmen's lien to be filed against the Premises or the Building and Building Land or any part thereof by reason of work, labor, services or materials performed or furnished to Tenant or anyone holding the Premises under Tenant.
     Notwithstanding the aforesaid, Tenant shall have the right to contest the validity or amount of any such lien by appropriate proceedings diligently pursued by Tenant.

     14. Liability of Landlord. Landlord shall not be liable for damage to any property or injury to any person in or on the Premises resulting from the condition of the Premises or the Building, or from the act or omission of Tenant or of any other tenant, or from the bursting or leaking of any pipes, utility lines, equipment or apparatus in, on or about the Premises or the Building or any part thereof, from water, rain or snow which may leak into, issue or flow from any part of the Building, or due to fire, explosion, action of the elements, or other casualty, or due to any lack of, or failure to provide, security with respect to the Building or any part thereof, and Tenant hereby releases Landlord from any liability which Landlord would otherwise have therefor. Notwithstanding the aforesaid, Landlord shall be liable for damage resulting from Landlord's or Landlord's agent's or contractor's gross negligence or willful acts. Tenant shall give Landlord prompt written notice of any accident to or defect in the Premises or the Building or any portion thereof of which Tenant has knowledge. Notwithstanding the foregoing, Landlord's liability shall be limited in all cases where such liability exists to the assets constituting the Building, the Building Land, and all improvements now existing or thereafter constructed thereon.

     15. Fire or Other Casualty. If the Premises or the Building shall be damaged or destroyed by fire or other casualty, then Landlord shall repair or restore the Premises and the Building with reasonable diligence (subject to delays caused by reason of strikes, lookouts, labor troubles, inability to procure materials, failure of power or other reasons of a like nature not the fault of Landlord), and during the period of such restoration or repair the Base
Rent shall equitably abate to the extent the Premises are materially affected thereby; PROVIDED, HOWEVER, in the event of any such casualty damage renders the
Building more than fifty percent (50%) untenantable Landlord shall have the right to terminate this Lease by giving notice thereof to Tenant within thirty
(30) days following the occurrence of such casualty, and if Landlord so elects,
(i) Landlord shall have no obligation to repair or restore the Premises or the
Building, (ii) this Lease shall automatically terminate as of the day of such notice, (iii) the Base Rent, additional rent and other charges shall be adjusted as of the date of the occurrence of such casualty and (iv) neither party shall have any liability by reason of such termination. In the event Landlord intends to restore, it shall notify Tenant within forty-five (45) days after the date of the damage. If restoration cannot reasonably be completed within one hundred twenty (120) days of the date the Landlord notifies Tenant of its intention to restore, Tenant shall have the option to terminate the Lease by written notice to Landlord unless Landlord provides Tenant comparable quality and size office space with parking, all reasonably acceptable to Tenant.

     16. Eminent Domain. If the Premises, the Building or the Building Land or
any part thereof, shall be permanently taken by eminent domain, or conveyed in lieu thereof, Landlord shall have the right to terminate this Lease by giving written notice thereof to Tenant, and if

                                       10

Landlord so elects, this Lease shall cease, and the charges payable hereunder shall be adjusted, as of the date thirty (30) days following the giving of such notice. If this Lease is not terminated, then Landlord shall repair any damage to the Premises, the Building or the Building Land, this Lease shall continue in full force and effect, and the Base Rent, additional rent and other charges shall not be abated or reduced, except if a portion of the Premises is permanently taken in which event the Base Rent and other charges shall be reduced in proportion to the amount of net useable footage of the Premises so taken. Irrespective of whether this Lease is terminated, Landlord shall receive the entire condemnation award, and Tenant hereby assigns to Landlord all of
Tenant's interest therein. Notwithstanding the aforesaid, Tenant shall be entitled to any award for moving costs, lost leasehold interest or other award which does not affect Landlord's award.

     17. Surrender and Alterations.

          (A) On the last day of the term, or on the sooner termination thereof,
     Tenant shall, (i) subject to the provisions of Section 15, peaceably surrender the Promises in good order and repair (subject to Landlord's obligations under paragraph (B) of Section 12), except for reasonable wear and tear, and any casualty damage, and (ii) at its expense, remove from the
     Premises its office supplies, moveable office furniture and equipment and personal property ("Tenant's Property"). Any of Tenant's Property not so
     removed may, at Landlord's option and without limiting Landlord's right to compel the removal thereof, be deemed abandoned and retained by Landlord.

          (B) The title to all alterations, additions, improvements, repairs and decorations (including paneling, wall coverings, wall to wall carpeting, view boxes, cabinets and any other article affixed to the walls, floors, ceilings, or windows) but excluding Tenant fixtures, trade fixtures, computer equipment and systems etc., shall vest in Landlord upon the installation thereof and shall be surrendered with the Premises as part thereof, without charge.

          (C) Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord in each instance not to be unreasonably withheld.

     18. Access to Premises. Landlord, its agents and employees, shall have the right to enter the Premises at any time for any purpose deemed reasonable by
Landlord. Landlord expressly reserves the right to run necessary pipes, conduits and ducts through the Premises and to carry on work in the vicinity thereof, and
Tenant hereby waives any claim for damages, inconvenience or constructive eviction caused by reason thereof. Notwithstanding the aforesaid, landlord agrees to use reasonable efforts to minimize interference with Tenant's business operations. Furthermore, in non-emergency situations, Landlord agrees not to enter secure areas of the Premises (as designated by Tenant, in writing) without the accompaniment of Tenant's designated employee(s) or representative.

     19. Default and Remedies.

          (A) Each of the following shall constitute an "Event of Default":

                                       11

               (1) If Tenant shall fail to pay when due any Base Rent,
          additional rent or other monetary obligation payable by Tenant under this Lease and such default shall continue for ten (10) days after
          Landlord gives written notice thereof to Tenant; or

               (2) If Tenant shall fail to observe or perform any other
          provision of this Lease, and such default shall continue for a period of ten (10) days after Landlord gives written notice thereof to
          Tenant; or if such default cannot be cured in such period and Tenant has commenced and diligently pursues cure, Tenant shall be granted an additional sixty (60) days to effect cure; or

               (3) If Tenant vacates or Abandons the premises without payment of
          Base Rent and Additional Rent or otherwise in violation of Tenant's obligations under this Lease.

          (B) In the Event of Default, Landlord may, at its sole option, either
     (i) terminate this Lease, or (ii) without terminating this Lease take possession of the Premises, with or without process of law, using such force as may be necessary to remove all persons and personal property therefrom, and in the event of such reentry without termination, Landlord may (but shall have no obligation to do so), lease the Premises for the remainder of the term or for a lesser or longer period on such terms and conditions as Landlord, in its sole judgement, deems advisable and for the purpose of such re-letting, Landlord is hereby authorized to make such repairs and alterations as Landlord deems necessary. Notwithstanding any re-letting without termination, (i) Tenant shall remain liable for payments of the Base Rent, additional rent and all other monetary obligations and for the performance of all other obligations to be performed by Tenant under this Lease and (ii) Landlord may at any time thereafter elect to terminate this Lease for such previous breach. The rentals received from any such re-letting shall first be applied to the expenses of such re-letting (including alteration and repair expenses, and reasonable brokerage and attorney's fees) and second to the payment of rent and other charges due and unpaid hereunder. Tenant shall not be entitled to receive any surplus funds received by Landlord from any such re-letting. If such funds from the re-letting are less than those required to be paid by Tenant hereunder for any month, such deficiency shall be calculated and payable monthly by Tenant, Landlord shall also be entitled to collect from Tenant any other loss or damage which Landlord may sustain by reason of Tenant's default under this Lease, Notwithstanding any provision to the contrary, in the event of Tenant's default, Landlord shall make reasonable efforts to mitigate its damages.

     20. Landlord's Rights to Cure Defaults. If Tenant fails to perform any obligation on its part to be performed under this Lease, Landlord shall have the right (i) if no emergency exists, to perform the same after giving twenty (20)
days notice to Tenant; and (ii) in any emergency situation to perform the same immediately without notice or delay. Tenant shall, on demand, reimburse Landlord for all costs incurred by Landlord in rectifying Tenant's defaults as aforesaid, including reasonable attorney's fees. Except for gross negligence by Landlord,
Landlord shall not be liable for or in any way be responsible for any loss, inconvenience or damage resulting to Tenant for any action taken by Landlord pursuant to this Section.

                                       12

     21. Legal Expenses; Remedies Cumulative.

          (A) In case suit shall be brought because of the breach by either party of any of its obligations under this Lease, the prevailing party shall be entitled to recover all expenses incurred in connection with such breach, including reasonable attorney's fees, court costs and expert/witness fees.

          (B) Landlord's rights and remedies shall be cumulative and may be exercised and enforced concurrently, and no right or remedy of Landlord shall be deemed to be exclusive of any other right or remedy Landlord may have.

     22. Building Name. Landlord reserves the right to change the name of the
Building from time to time, and Landlord shall have no liability to Tenant in connection therewith.

     23. Landlord's Right to Alter. Landlord shall have the right at any time
(and from time to time) (i) to alter the size, area, level and location of hallways, entrances, parking areas, driveways, sidewalks, landscaped areas and all other portions of the Building and the Building Land, (ii) to construct additional stories on the Building, and additional buildings in the vicinity thereof, (iii) to permit owners or occupants of land outside the Building Land and their invitees to use the parking areas, roads and sidewalks on the Building
Land, (iv) to relocate all or any part of any building or parking areas, and (v)
to relocate the premises leased to any other tenant. Notwithstanding the foregoing, the common areas and the entrance and exit to the Premises and the
Building will not be modified, reconfigured or altered in any manner that would affect Tenant's use of the Premises, nor will any action be taken by Landlord with respect to such common areas, the effect of which would be to:

               (a) Materially interfere with Tenant's business operation in or diminish the use and enjoyment of the Premises for the purposes intended; or

               (b) Discriminate between tenants in the Building.

     24. Notices. Any notice or approval required or given in connection with this Lease shall be in writing and shall either be delivered by hand, shall be sent by United States Certified Mail, postage prepaid, or shall be sent via overnight courier:

     If to Landlord, at its address set forth in Section A - Basic Lease
Definitions, with a copy to the on-site manager as set forth in Section A -
Basic Lease Definitions.

     If to Tenant, at its address set forth in Section A - Basic Lease
Definitions.

     Each party's address may be changed from time to time by such parties giving notice as provided above. Notice shall be deemed given when delivered (if delivered by hand or overnight courier) or when postmarked (if sent by mail).
Whenever Landlord's consent or approval is required (i) the same must be obtained in writing, and oral consents shall be of no effect, and (ii) such consent or approval may be withheld arbitrarily unless otherwise herein specifically set forth to the contrary.

                                       13

     25. Rules-and Regulations. Tenant agrees to comply with and observe the following Rules and Regulations. Landlord reserves the right, at any time, once or more often, by notice to Tenant, to amend or supplement said Rules and
Regulations in a reasonable manner:

          (A) Tenant shall not obstruct or litter any of the Building common areas. Such areas shall not be used by Tenant for any purpose except for ingress and egress, nor shall Tenant have any special rights in the common areas on account of the use of the common areas square footage to calculate the Net Rentable Square Footage under Section A - Basic Lease Provisions.

          (B) Tenant shall not have any sign or lettering on any part of the
     Building, or on any pact of the Premises which can be seen from the outside of the Promises, except for Tenant's identification in the Building directory and on the entrance to the Premises, each of which identifications shall be of a design in accordance with the design criteria reasonably established by Landlord, and shall be at Tenant's expense.

          (C) Blinds, shades, draperies or other forms of inside window coverings shall not be placed in the Premises except to the extent, if any, that the appearance thereof is approved by Landlord and is in accordance with the design criteria established by Landlord, and Tenant shall not do any painting or decorating in the Premises or make, paint, cut or drill into, drive nails or screws into, nor in any way deface any part of the
     Premises or the Building without the prior written consent of Landlord,
     Tenant shall not overload any floor or facility in the Building. Tenant shall keep the Premises sightly and clean.

          (D) Tenant shall not attach additional locks or similar devices to any door or window, change existing locks, or make or permit to be made any additional keys. If more than six keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant, Upon termination of this
     Lease or Tenant's possession, Tenant shall promptly surrender to Landlord all keys to the Premises.

          (E) Tenant shall not use or permit to be brought into the Building hazardous materials as defined in the Addendum to this Lease.

          (F) Tenant shall not obstruct or interfere with the rights of other tenants, nor in any way injure or annoy them, nor do anything which would constitute a nuisance or which would damage the reputation of the building.

          (G) The bringing into the Building or removal therefrom of furniture, fixtures or supplies, when of large weight or bulk, shall be done at such times and along such Building routes as the custodian of the Building shall require. All damage to the Building caused by such deliveries or removals shall be repaired at the expense of Tenant.

          (H) If Tenant desires telephone connections, Landlord will designate the location and manner in which the wires shall be introduced; and no other boring or cutting for wires will be permitted.

          (I) Tenant shall not (i) install any internal combustion engine, boiler, refrigerator (except small household type refrigerators customarily used in general offices), or heating or air conditioning apparatus in the
     Building, (ii) carry on any mechanical business in the

                                       14

     Building, (iii) use the Premises for housing, lodging, or sleeping purposes, (iv) permit preparation or warming of food in the Premises nor permit food to be brought into the Premises for consumption therein
     (warming of coffee and individual lunches of employees excepted), (v) place any radio or television antenna other than inside the Premises, (vi)
     operate any sound-producing instrument which may be heard outside the
     Premises, (vii) operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, (viii)
     bring into the Building any bicycle or other vehicle, or dog (except in the company of a blind person), or other animal, insect or bird, (ix) permit any objectionable noise, vibration or odor to emanate from the Premises,
     (x) disturb, solicit or canvass any occupant of the Building, (xi) use the plumbing facilities for any purpose other than that for which they are constructed, or (xii) waste any of the utilities furnished by Landlord.

          (J) Tenant shall not store any trash, rubbish or garbage in the
     Premises except in a sanitary and inoffensive manner inside the Premises or in areas approved by Landlord, Biohazard waste generated by Tenant shall be stored and disposed of as required by applicable law, ordinance or regulation, and at Tenant's sole expense.

          (K) Tenant shall use its best efforts to secure compliance with these
     Rules and Regulations (together with any authorized amendment or supplement thereto) by Tenant's customers, contractors, employees and other invitees.

     26. Parking Areas.

          (A) To serve generally Landlord's designees and the occupants of the
     Building, and their invitees, Landlord shall, subject to any governmental taking or conveyance in lieu thereof, maintain parking areas on the
     Building Land, which shall be subject to the exclusive control of Landlord, provided Tenant shall have the non-exclusive rights of use and enjoyment hereafter described. Tenant agrees to furnish Landlord, upon request, license numbers of all automobiles of Tenant and its employees, and agrees to keep such list current. Landlord shall have the right to re-arrange the layout or location of the parking areas from time to time, so long as such new arrangement does not materially interfere with Tenant's ease of access and use of the parking areas and any such relocation shall not be further than a radius of 100 feet from the main front entrance of the Building.
     Landlord specifically agrees to provide Tenant 85 non-exclusive and unmarked parking spaces in the covered portion of the parking garage attached to the Building (25 of which shall be full sized and reserved to
     Tenant alone, and located in the covered portions of the garage) and 15 spaces in the existing surface parking lot of 4707 Belleview, all of which are available from the commencement date through September 30, 2001. If the additional parking described in Section B below is then available, commencing October 1, 2001, through the Lease termination date, inclusive of any extensions thereof, Landlord shall provide 81 covered parking spaces in the Belletower Garage (including the 25 reserved spaces), and the exclusive use of an additional 44 parking spaces on the surface parking lot to be obtained by Landlord at 4707 Belleview. If such additional parking is not available effective October 1, 2001, through the Lease termination date, inclusive of any extensions thereof, such failure shall be a default by Landlord hereunder, entitling Tenant to the rights and remedies described in paragraph (B) below, including the Liquidated Damages described below. Landlord shall restripe the Belletower garage by no later than October 1, 2001. After such restriping, all

                                       15

     parking stalls furnished in the Belletower garage shall be full size spaces
     8 1/2 feet wide and compact spaces 7 1/2 feet wide, with a ratio of 50%
     full size, 47% compact size and 3% handicapped size required. In the 4707
     Belleview facility, all parking spaces shall be 9 feet in width.

          (B) Within five (5) days after this Lease has been executed and delivered by both parties, Landlord shall continence acquisition of the
     4707 Belleview property with the intent to construct the supplemental parking described in subparagraph A above. The parties contemplate that the commencement date for the Premises will be April 1, 2001. Notwithstanding anything in this Lease to the contrary, in the event Landlord has not: (i)
     on or before March 1, 2001 acquired fee simple title in Landlord's name to the property located at 4707 Belleview; or (ii) on or before August 1,
     2001, completed demolition, obtained all construction permits and commenced construction of the 4707 Belleview parking facility, then in any such event such failure shall be a breach by Landlord entitling Tenant to liquidated damages in the amount of $650,000 ("Liquidated Damages") to cover the costs and expenses to be incurred by Tenant, which sum the parties agree is a reasonable sum, considering all the circumstances existing on the date of this Lease, including the relationship of the sum to the range of harm to
     Tenant that reasonably could be anticipated and the anticipation that proof of actual damages would be costly, inconvenient or difficult to estimate, and in addition, Tenant, at its sole election, may (a) terminate this Lease at any time thereafter upon ten (10) days prior written notice to Landlord;
     (b) delay taking possession of the Premises and the commencement date of the Lease until such time as the additional parking shall be available for occupancy as evidenced by a valid certificate of occupancy as issued by the
     City of Kansas City, Missouri; or (c) take possession on the original commencement date or at any time thereafter upon ten (10) days' prior written notice to Landlord, and if in any such circumstances the Liquidated
     Damages are not paid promptly by Landlord to Tenant, such Liquidated
     Damages may be offset against Base Rent and any other sums payable by
     Tenant to Landlord pursuant to this Lease. In the event Tenant elects under
     (b) or (c) above, the commencement date shall be deemed to be the date
     Tenant takes possession and the Lease Term shall expire 96 months thereafter.

          (C) In the event Tenant shall expand the Premises during the initial term or any extensions or renewals thereof, either pursuant to the right of first refusal in Addendum paragraph 5 hereof, or otherwise, Landlord agrees to provide not less than 5 parking spaces per 1,000 rentable square feet of such expansion area. If the expansion area is more than 2,000 rentable square feet (or if Landlord is unable to deliver the required 5 per thousand parking ratio to Tenant at any time prior to such expansion),
     Landlord will provide such additional parking by re-striping the existing
     Belletower parking garage to accommodate not less than an additional 27 parking spaces, taking the total from 185 garage spaces to 212 garage spaces. If Tenant shall expand the Premises by more than a total of 14,000 rentable square foot in excess of the original Premises, Landlord covenants and agrees to build a parking garage deck either at the parking lot obtained at 4707 Belleview, or to add a level to the existing Belletower garage parking lot in order to provide such additional parking. The rate for such expansion space and additional parking shall be at the then current Market Rate as defined and determined in paragraph 4 of the
     Addendum hereto, except that if such additional space is obtained pursuant to a right of first refusal under paragraph 5 of the Addendum hereto, then the rental rate shall be as set forth therein and shall include such parking as described therein, and Landlord will provide the additional parking required by this paragraph 26 (if in excess of that provided under paragraph 5

                                       16

     of the Addendum) at the then current Market Rate for parking spaces in the
     Country Club Plaza area market. In the event Landlord shall fail to provide the additional parking as required above, or commence construction and diligently pursue completion, by not later than 120 days after such additional office space is acquired by Tenant, then in any such event such failure shall also be a breach by Landlord and Tenant, at its sole election, may, without limitation (a) terminate this Lease at any time thereafter upon ten (10) days prior written notice to Landlord, or (b)
     delay taking possession of the expansion areas of the Premises and the commencement date for such expansion areas of the Lease until such time as the additional parking shall be available for occupancy as evidenced by a valid certificate of occupancy as issued by the City of Kansas City,
     Missouri. In the event the requirement of constructing a parking structure as described above is invoked for any reason, including acquiring additional leased premises by right of first refusal, Landlord and Tenant each agree that a minimum remaining lease term of not less than six (6)
     years shall be required and if necessary, the existing lease term for the
     Premises and any expansion areas shall be so extended upon all of the same terms and conditions set forth in this Lease, but subject to adjustment of
     Base Rent to Market Rate, as determined in the Addendum Paragraph 5 for any extended term applicable.

     27. Non-Waiver. Neither acceptance of rent by Landlord or failure by
Landlord to complain of any default of Tenant shall constitute a waiver of any of Landlord's rights hereunder. Waiver by Landlord of any breach of any provision herein by Tenant shall not be deemed a waiver of any subsequent breach of the same or any other provision herein contained, No provision of this Lease shall be deemed to have been waived unless such waiver shall be in writing and signed by Landlord, Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance of surrender of the Premises.

     28. Holding Over. If Tenant remains in possession of the premises after the expiration of the term of this Lease, without the execution of a new lease, then, at Landlord's option, Tenant shall be deemed to be occupying the Premises as a month to month Tenant, subject to all the provisions of this Lease insofar as they are applicable to a month to month tenancy, but at a monthly rental of one hundred fifty percent (150%) of the per month rental provided under this
Lease.

     29. Limitation of Landlord's Liability. Notwithstanding anything set forth in this Lease to the contrary, it is agreed that Tenant shall look solely to the equity of Landlord in the Building and the Building Land for the satisfaction of the remedies of the Tenant in the event of a breach by Landlord of any of the provisions of this Lease, and Landlord shall not be liable for any such breach except to the extent of Landlord's equity in the Building and the Building Land.

     30. Entire Agreement and Binding Effect. This Lease and any attached addenda, guarantees or exhibits constitute the entire agreement between Landlord and Tenant; no prior written, or prior or contemporaneous oral, promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto. Section captions herein are for convenience only, and neither limit nor amplify the provisions of this Lease. The provisions of this Lease shall be construed in accordance with the laws of the State of Missouri. The provisions of this instrument shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the parties, but this provisions shall in no way alter the restriction in this Lease against

                                       17

assignment and subletting by Tenant. If there is more than one Tenant under this
Lease, they shall be bound jointly and severally by all provisions herein contained.

     31. Trial by Jury Waiver.

     THE PARTIES WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM
BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY
WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR
TENANT'S USE AND OCCUPANCY OF THE PREMISES.

     32. Intentionally deleted.

          (A) Agency Disclosure. Sharon L. Gratin (hereinafter "Landlord's
     Broker"), as a licensed real estate broker and as an Independent Contractor of Kessinger/Hunter & Company, L.C., is assisting Landlord in this transaction and is acting as the Landlord's agent. Landlord's Broker is not the agent of the Tenant, and any information given to Landlord's Broker by the Tenant or its agent may have been disclosed to the Landlord. If compensation of any kind is due to Landlord's Broker in association with this Lease, it shall be paid by the Landlord None (hereinafter "Tenant's
     Broker") is acting as the Tenant's agent, Tenant's Broker is not the agent of the Landlord, and any information given to Tenant's Broker by the
     Landlord or its agent may have been disclosed to the Tenant. Landlord shall pay a leasing commission to Tenant's Broker in accordance with a separate letter agreement between Landlord and Tenant's Broker, By signing this
     Lease, Landlord and Tenant acknowledge that the agency relationships described herein were previously disclosed to each of them and/or their respective Licensees no later than the first showing of the property or immediately upon the occurrence of any change in the relationships.
     Landlord and Tenant also acknowledge that the Broker Disclosure Form has been furnished to them in accordance with the license laws of the State of
     Missouri,

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                  /S/ ILLEGIBLE
Witness                                              LANDLORD:
        ------------------------------------

                   /S/ ILLEGIBLE                     BELLETOWER PARTNERS, L.L.C.
Witness
        ------------------------------------
                                                              /S/ ILLEGIBLE
                                                     By:
                                                         -----------------------------------

                  /S/ ILLEGIBLE
Witness                                              TENANT:
        ------------------------------------

                   /S/ ILLEGIBLE                     PIONEER FINANCIAL SERVICES, INC.

Witness                                                       /S/ ILLEGIBLE
        ------------------------------------
                                                     By:
                                                         -----------------------------------

                                       18

                                LANDLORD'S NOTARY

STATE OF MISSOURI          )
                           )
COUNTY OF JACKSON          )

         Before me, a Notary Public in and for said County and state, appeared
James E. Lippert personally known to me or having produced adequate proof of identity, who, being first duly cautioned and sworn, acknowledged the signing of the foregoing to be his or her free act and deed, both personally and on behalf of said Corporation, and that the signing of the foregoing document was duly authorized by such Corporation.

         Sworn to and subscribed before me this 5th day of February, 2001.

                                       /S/ DEBBIE L. REED
                                       ----------------------------------------
                                       Notary Public

My Commission Expires:

                                 TENANT'S NOTARY

STATE OF MISSOURI        )
                         )
COUNTY OF JACSON         )

         Before me, a Notary Public in and for said County and state, appeared
Thomas H. Holcomb, Jr., personally known to me or having produced for me adequate proof of identity, who, being first duly cautioned and sworn, acknowledged the signing of the foregoing to be his or her free act and deed.

         Sworn to and subscribed before me this 1st day of February, 2001.

                                       /S/ JOHN T. ALFANO
                                       ----------------------------------------
                                       Notary Public

My Commission Expires:

                                       19

                                   EXHIBIT "A"

     The land located in the County of JACKSON, State of MISSOURI, and described as follows:

     Lots 107 to 113, both inclusive, PENN PARK, a subdivision in Kansas City,
     Jackson County, Missouri, according to the recorded plat thereof recorded in Plat Book B-13 at Page 42 in the office of the Director of Records in and for Jackson County, Missouri, at Kansas City.

                                       20

                                 FLOOR PLAN FOR

                                 4700 BELLEVIEW

                               2ND AND 3RD FLOORS

                              KANSAS CITY, MISSOURI

                                       21

                                 FLOOR PLAN FOR

                                    SUITE 203

                                 4700 BELLEVIEW

                              KANSAS CITY, MISSOURI

                                       22